Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of Antero Resources Corporation and its consolidated subsidiaries (collectively, “Antero”, “we” or “our”) are included herein:

•                  Unaudited pro forma condensed consolidated balance sheet as of December 31, 2018;

•                  Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018; and

•                  Notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements have been derived from the historical consolidated financial statements of Antero, adjusted to reflect the deconsolidation of Antero Midstream Partners LP (“Antero Midstream”) as a result of the Transactions (as defined below), which closed on March 12, 2019.  We have determined that upon closing of the Transactions and beginning on the closing date of March 12, 2019, Antero no longer holds a controlling financial interest in Antero Midstream through the existing long-term contractual agreements with Antero Midstream, or otherwise, and therefore, Antero Midstream will be deconsolidated from Antero’s consolidated financial statements prospectively.  Subsequent to the deconsolidation, Antero will account for its interest in New AM (as defined below) using the equity method of accounting, as reflected in these unaudited pro forma condensed consolidated financial statements.

On March 12, 2019, pursuant to that certain Simplification Agreement, dated October 9, 2018 (the “Simplification Agreement”), (i) Antero Midstream GP LP (“AMGP”) converted from a limited partnership to a corporation under the laws of the State of Delaware (the “Conversion”) and changed its name to Antero Midstream Corporation (“New AM”), (ii) New AM merged its wholly owned subsidiary with and into Antero Midstream, with Antero Midstream surviving such merger as New AM’s indirect, wholly owned subsidiary and (iii) New AM exchanged each issued and outstanding Series B Unit representing a membership interest in Antero IDR Holdings LLC for 176.0041 shares of New AM common stock (the “Series B Exchange”) and, together with the Conversion, the Merger and the other transactions contemplated by the Simplification Agreement, (the “Transactions”).  As a result of the Transactions, Antero Midstream is now a wholly owned subsidiary of New AM and former shareholders of AMGP, unitholders of Antero Midstream, including Antero, and holders of Series B Units now own New AM’s common stock.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto included in Antero’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission.  The unaudited pro forma condensed consolidated balance sheet reflects the deconsolidation of Antero Midstream as if the closing of the Transactions had occurred on December 31, 2018, while the unaudited pro forma condensed consolidated statement of operations give effect to the deconsolidation as if the closing of the Transactions had occurred on January 1, 2018.  The unaudited pro forma condensed consolidated financial statements reflect the deconsolidation of Antero Midstream and do not purport to include all potential impacts of the Transactions.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments.  Antero management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the deconsolidation of Antero Midstream, are factually supportable, and directly attributable to the deconsolidation and that the pro forma adjustments give appropriate effect to management’s assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements. The notes to the unaudited pro forma condensed consolidated financial statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only. The unaudited pro forma condensed consolidated financial statements do not purport to represent what the results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated and they do not purport to project the results of operations or financial condition for any future period or as of any future date.

ANTERO RESOURCES CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

December 31, 2018

(In thousands, except per share amounts)

	Historical Antero Resources Corporation Consolidated (a)	Less: Antero Midstream (b)	Add back: Eliminations (c)	Pro Forma Adjustments		Pro Forma Antero Resources Corporation
Assets
Current assets:
Cash and Cash Equivalents	$—	—	—	—		—
Intercompany receivables	—	(115,378)	115,761	—		383
Accounts receivable, net	51,073	(1,544)	—	—		49,529
Accrued revenue	474,827	—	—	—		474,827
Derivative instruments	245,263	—	—	—		245,263
Other current assets	35,450	(21,513)	—	—		13,937
Total current assets	806,613	(138,435)	115,761	—		783,939
Property and equipment:
Oil and gas properties, at cost (successful efforts method):
Unproved properties	1,767,600	—	—	—		1,767,600
Proved properties	12,705,672	—	600,913	(596,037	)(c)	12,710,548
Water handling and treatment systems	1,013,818	(1,004,793)	(9,025)	—		—
Gathering systems and facilities	2,470,708	(2,452,883)	—	—		17,825
Other property and equipment	65,842	(72)	—	—		65,770
	18,023,640	(3,457,748)	591,888	(596,037)		14,561,743
Less accumulated depletion, depreciation, and amortization	(4,153,725)	499,333	—	(23,751	)(i)	(3,678,143)
Property and equipment, net	13,869,915	(2,958,415)	591,888	(619,788)		10,883,600
Derivative instruments	362,169	—	—	—		362,169
Investments in subsidiaries	—	—	(740,031)	2,825,130	(e)	2,085,099
Investments in unconsolidated affiliates	433,642	(433,642)	—	—		—
Other assets	47,125	(15,925)	—	—		31,200
Total assets	$15,519,464	(3,546,417)	(32,382)	2,205,342		14,146,007

Liabilities and Equity
Current liabilities:
Accounts payable	$66,289	(21,372)	—	—		44,917
Intercompany payable	—	(4,141)	115,761	—		111,620
Accrued liabilities	465,070	(72,121)	—	—		392,949
Revenue distributions payable	310,827	—	—	—		310,827
Derivative instruments	532	—	—	—		532
Other current liabilities	10,822	(2,052)	(4,149)	—		4,621
Total current liabilities	853,540	(99,686)	111,612	—		865,466
Long-term liabilities:
Long-term debt	5,461,688	(1,632,147)	—	(296,611	)(d)	3,532,930
Deferred income tax liability	650,788	—	—	591,717	(f)	1,242,505
Contingent acquisition consideration	—	(114,995)	114,995	—		—
Other liabilities	65,971	(8,081)	—	—		57,890
Total liabilities	7,031,987	(1,854,909)	226,607	295,106		5,698,791
Equity:
Stockholders’ equity:
Partners’ capital	—	(1,691,508)	1,691,508	—		—
Common stock*	3,086	—	—	—		3,086
Additional paid-in capital	6,485,174	—	(1,013,833)	1,013,833	(g)	6,485,174
Accumulated earnings	1,177,548	—	(114,995)	896,403	(e)(h)	1,958,956
Total stockholders’ equity	7,665,808	(1,691,508)	562,680	1,910,236		8,447,216
Noncontrolling interests in consolidated subsidiary	821,669	—	(821,669)	—		—
Total equity	8,487,477	(1,691,508)	(258,989)	1,910,236		8,447,216
Total liabilities and equity	$15,519,464	(3,546,417)	(32,382)	2,205,342		14,146,007

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

*      As of December 31, 2018, Antero Resources Corporation had 308,593,593 shares of common stock issued and outstanding.

ANTERO RESOURCES CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Income

December 31, 2018

(In thousands, except per share amounts)

	Historical Antero Resources Corporation Consolidated (a)	Less: Antero Midstream (b)	Add back: Eliminations (c)	Pro Forma Adjustments		Pro Forma Antero Resources Corporation
Revenue and other:
Natural gas sales	$2,287,939	—	—	—		2,287,939
Natural gas liquids sales	1,177,777	—	—	—		1,177,777
Oil sales	187,178	—	—	—		187,178
Commodity derivative fair value losses	(87,594)	—	—	—		(87,594)
Gathering, compression, water handling and treatment	21,344	(1,027,939)	1,006,595	—		—
Marketing	458,901	—	—	—		458,901
Marketing derivative fair value gains	94,081	—	—	—		94,081
Gain on sale of assets	—	(583)	583	—		—
Other income	—	—	5,802	—		5,802
Total revenue and other	4,139,626	(1,028,522)	1,012,980	—		4,124,084
Operating expenses:
Lease operating	136,153	(262,704)	268,785	—		142,234
Gathering, compression, processing, and transportation	1,339,358	(49,550)	503,090	—		1,792,898
Production and ad valorem taxes	126,474	(4,169)	—	—		122,305
Marketing	686,055	—	—	—		686,055
Exploration	4,958	—	—	—		4,958
Impairment of oil and gas properties	549,437	—	—	—		549,437
Impairment of gathering systems and facilities	9,658	(5,771)	583	—		4,470
Depletion, depreciation, and amortization	972,465	(130,013)	—	23,751	(i)	866,203
Accretion of asset retirement obligations	2,819	(135)	—	—		2,684
General and administrative	240,344	(61,629)	2,590	—		181,305
Change in fair value of contingent acquisition consideration	—	93,019	(93,019)	—		—
Total operating expenses	4,067,721	(420,952)	682,029	23,751		4,352,549
Operating income (loss)	71,905	(607,570)	330,951	(23,751)		(228,465)
Other income (expenses):
Equity in earnings of unconsolidated affiliates	40,280	(40,280)	—	86,104	(e)	86,104
Interest	(286,743)	61,906	(140)	11,716	(d)	(213,261)
Equity in earnings (loss) of consolidated subsidiaries	—	—	(3,664)	3,664	(e)	—
Total other expenses	(246,463)	21,626	(3,804)	101,484		(127,157)
Loss before income taxes	(174,558)	(585,944)	327,147	77,733		(355,622)
Provision for income tax benefit	128,857	—	—	(18,298	)(f)	110,559
Net loss and comprehensive loss including noncontrolling interests	(45,701)	(585,944)	327,147	59,435		(245,063)
Net income and comprehensive income attributable to noncontrolling interests	351,816	—	(351,816)	—		—
Net loss and comprehensive loss attributable to Antero Resources	$(397,517)	(585,944)	678,963	59,435		(245,063)

Loss per common share—basic and diluted	(1.26)					(0.78)

Weighted average number of shares outstanding:
Basic and diluted	316,036					316,036

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ANTERO RESOURCES CORPORATION

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

December 31, 2018

(1)   Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet reflects the deconsolidation of Antero Midstream as if the closing of the Transactions had occurred on December 31, 2018, while the unaudited pro forma condensed consolidated statement of operations give effect to the deconsolidation as if the closing of the Transactions had occurred on January 1, 2018.

(2) Pro Forma Adjustments and Assumptions

(a)               Amounts represent Antero’s audited consolidated financial statements as of and for the year ended December 31, 2018.

(b)               Amounts represent Antero Midstream’s audited consolidated financial statements as of and for the year ended December 31, 2018.

(c)                Adjustments related to intercompany transactions and balances between Antero and Antero Midstream, which as a result of the deconsolidation would no longer be eliminated.

(d)               Adjustment reflects the reduction of $297 million in borrowings under Antero’s credit facility using the cash proceeds received at the closing of the Transactions and the resulting decrease in pro forma interest expense.

(e)                Adjustment reflects the estimated impact from the gain on deconsolidation of $1.4 billion calculated as the sum of (i) the cash proceeds received, (ii) the fair value of the New AM shares received in the Transaction, and (iii) the elimination of the noncontrolling interest, less the carrying amount of the investment in Antero Midstream.  The fair value of New AM shares was calculated using the closing share price of AMGP of $12.15 on March 8, 2019. The unaudited pro forma condensed consolidated statement of operations does not include the estimated gain on deconsolidation as it is not expected to have a continuing impact due to its non-recurring nature. The adjustment also includes the increase in investments in unconsolidated subsidiaries to record Antero’s investment in New AM on the equity method of accounting.

(f)                  Adjustment reflects the changes in deferred income taxes as a result of the deconsolidation of Antero Midstream as of December 31, 2018.

(g)               Adjustment reflects a reclassification between noncontrolling interest and additional paid-in capital for Antero Midstream equity transactions.

(h)               Adjustments to accumulated earnings are as follows (in thousands):

Impact to depletion as a result of changes in reserves due to deconsolidation - Note 2 (i)	$(23,751)
Equity in earnings of New AM - Note 2 (e)	86,104
Gain on deconsolidation - Note 2 (e)	1,351,574
Effect on provision for income tax benefit due to pro forma adjustments - Note 2 (f)	(18,298)
Tax impact of deconsolidation - Note 2 (f)	(573,419)
Effect of intercompany capitalized costs	74,193
Pro forma adjustments to accumulated earnings	$896,403

(i)                  Adjustment reflects depreciation and depletion adjusted for a redetermination of oil and gas reserves at December 31, 2018 for the effects of the change in direct operating expenses prepared on a deconsolidated basis.